Exhibit 11. Computation of Earnings Per Common Share

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                                                   (Dollars in Thousands Except Per Share Data and Number of Shares)
------------------------------------------------------------------------------------------------------------------------
                                                   Weighted Average
Three-Month Periods Ended                          Number of Shares                   Net                   Earnings Per
September 30,                                           Outstanding                Income                   Common Share
------------------------------------------------------------------------------------------------------------------------
1999                                                     10,078,294               $ 6,398                          $ .63
1998                                                     10,088,460                (1,963)                          (.19)
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------------------------------------------------------------------------------------------------------------------------
                                                   (Dollars in Thousands Except Per Share Data and Number of Shares)
------------------------------------------------------------------------------------------------------------------------
                                                       Weighted Average
Nine-Month Periods Ended                               Number of Shares                   Net               Earnings Per
September 30,                                               Outstanding                Income               Common Share
------------------------------------------------------------------------------------------------------------------------
1999                                                         10,083,729               $ 9,903                      $ .98
1998                                                         10,495,773                19,529                       1.86
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

Computation of weighted average number of common and common equivalent shares:

-------------------------------------------------------------------------------------------------
Three-Month Periods Ended September 30,                            1999                   1998
-------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                10,078,539            10,066,721
Weighted average of the common
 Shares purchased and retired or reissued                              (245)               21,739
-------------------------------------------------------------------------------------------------
Weighted average number of common shares                         10,078,294            10,088,460
=================================================================================================

-------------------------------------------------------------------------------------------------
Nine-Month Periods Ended September 30,                             1999                   1998
-------------------------------------------------------------------------------------------------
Common shares outstanding beginning of the period                10,091,721            10,727,322
Weighted average of the common
 Shares purchased and retired or reissued                            (7,992)             (231,549)
-------------------------------------------------------------------------------------------------
Weighted average number of common shares                         10,083,729            10,495,773
=================================================================================================